UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019
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Alta Mesa Holdings, LP
(Exact Name of Registrant as Specified in Charter)
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Texas	333-173751	20-3565150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15021 Katy Freeway, Suite 400, Houston, Texas 77094
(Address of Principal Executive Offices) (Zip Code)

281-530-0991
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 19, 2019, Alta Mesa Holdings, LP (“AMH”) and Alta Mesa Finance Services Corp. (together with AMH, the “Issuers”), both indirect subsidiaries of AMR, acknowledged receipt of a notice (the “Notice”) from the trustee under that certain indenture, dated as of December 8, 2016, governing the Issuers’ 7.875% Senior Notes due 2024 (the “Notes”), among the Issuers, U.S. Bank National Association, as trustee, and each of the subsidiary guarantors party thereto (as amended, the “Indenture”) that the failure to file the AMH Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “AMH Form 10-K”) by the date set forth in the rules and regulations promulgated by the Securities and Exchange Commission constitutes a default under Section 3.10 of the Indenture (such default, the “10-K Default”). The Indenture provides that the 10-K Default will give rise to an event of default under Section 6.1(4) of the Indenture if it continues for 30 days following the date of receipt of the Notice. Accordingly, if AMH is unable to file the AMH Form 10-K by May 19, 2019, the trustee may at any time after such date, and is required if directed by the holders of at least 25% in principal amount of the Notes, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable.

If the 10-K Default ripens into an event of default under the Indenture, it would constitute an event of default under Section 7.01(d) of the Eighth Amended and Restated Credit Agreement, among AMH, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent and issuing lender, dated as of February 9, 2018 (the “AMH RBL”). Furthermore, AMH did not furnish to the administrative agent and each lender the financial items and related deliveries required under Section 5.06(a) of the AMH RBL by April 30, 2019. This failure constitutes a default under the AMH RBL (such default, the “Delivery Default”). If such Delivery Default remains unremedied on May 31, 2019, it would constitute an event of default under Section 7.01(c)(ii) of the AMH RBL. After the occurrence and during the continuance of any of the above-described events of default under the AMH RBL, if one arises, the administrative agent shall at the request, or may with the consent of a majority of the lenders, by notice to AMH (i) declare all lender obligations to make extensions of credit to be terminated and (ii) declare all principal, interest, fees, reimbursements, indemnifications and all other amounts payable under the AMH RBL due and payable.

AMH is working diligently to furnish the items required under the Indenture and the AMH RBL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alta Mesa Holdings, LP
By: Alta Mesa Holdings GP, LLC, its general partner

Date: April 30, 2019	By:	/s/ John C. Regan
	Name:	John C. Regan
	Title:	Chief Financial Officer